FORM 8-K

Current Report

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE 91-1506719

(State or other jurisdiction of (IRS Employer I.D. No.)

incorporation or organization)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Item 8.01 Other Events

SEATTLE, WASHINGTON...April 25, 2005...Todd Shipyards Corporation (NYSE:TOD) announced today that the U.S. Coast Guard has awarded to its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific" or the "Company"), a $8,777,829 modification to previously awarded contract HSCG85-04-C-625509 in support of repairs and alterations performed during the Dry-Docked Planned Maintenance Availability ("DPMA") of the icebreaker USCG Polar Star (WAGB-10). The contract modification provides for the alteration and repair of ship's systems, shipboard equipment and ship hull preservation. The work will be accomplished at the Company's shipyard in Seattle and is expected to be completed in August 2005.

The DPMA of the Polar Star is being performed pursuant to the Company's five-year Multi-Ship Multi-Option ("MSMO") contract with the Coast Guard for the overhaul and continued maintenance of the two Polar Class Icebreakers stationed at Seattle, Washington. The cost-type contract was awarded to Todd Pacific in 2004.

(c) Exhibits

99 - Todd Shipyards Press Release dated April 25, 2005.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2005.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel